EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. and Subsidiary on Form S-8 (File No. 33-80450) and Form S-3 (File Nos. 33-99736, 333-3526 and 333-39365) of
our reports dated January 19, 1998 on our audits of the consolidated financial statements and financial statement schedule of Tanger Factory Outlet Centers, Inc. and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Greensboro, North Carolina
February 28, 1998